Exhibit 5.1

February 8, 2007

BioMimetic Therapeutics, Inc.
389-A Nichol Mill Lane
Franklin, Tennessee 37067

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-1 (the ‘‘462(b) Registration Statement’’), filed pursuant to the Securities Act of 1933, as amended (the ‘‘Act’’), of BioMimetic Therapeutics, Inc., a Delaware corporation (the ‘‘Company’’), filed on February 8, 2007 with the Securities and Exchange Commission (the ‘‘Commission’’), relating to the registration under the Act of 481,850 shares, including 62,850 shares subject to an underwriters’ over-allotment option (the ‘‘Shares’’), of the Company’s common stock, $0.001 par value per share (the ‘‘Common Stock’’), of which (a) 447,111 shares (the ‘‘Primary Shares’’) are authorized but unissued shares to be offered and sold by the Company, and (b) up to 34,739 shares (the ‘‘Secondary Shares’’) are presently issued and outstanding and will be sold by certain selling stockholders. We have also examined the Company’s registration statement on Form S-1 (File No. 333-139291), as amended, that was declared effective on February 8, 2007 (the ‘‘Initial Registration Statement,’’ and together with the 462(b) Registration Statement, the ‘‘Registration Statement’’).

As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale of the Shares.

We are of the opinion that (i) the Primary Shares, when authorized, issued, and sold by the Company in the manner described in the Registration Statement will be duly authorized, validly issued, fully paid, and non-assessable, and (ii) the Secondary Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

We consent to the filing of this opinion with the Commission in connection with the filing of the 462(b) Registration Statement and any amendments thereto. We also consent to the use of our name in the prospectus included in the Initial Registration Statement under the heading ‘‘Legal Matters.’’ In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Morrison & Foerster LLP
Morrison & Foerster LLP